NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SolarWindow Technologies, Inc.

Stand Alone Stock Option Agreement

This SolarWindow Technologies, Inc. Stand Alone Stock Option Agreement (this “Agreement”) dated as of May 14, 2024 (the “Grant Date”), is entered into by and between SolarWindow Technologies, Inc a Nevada corporation (the “Company”), and Amit Singh (the “Grantee”).

Background

The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to provide that the Grantee, an Employee of the Company be granted an option to purchase shares of the common stock of the Company, on the terms and subject to the conditions provided in this Agreement, thereby encouraging stock ownership, and permitting the acquisition of an equity interest, in the Company.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONAL AND INTERPRETATIVE PROVISIONS.

1.1 Certain Capitalized terms Not Otherwise Defined. As used herein, the following terms shall have the following meanings:

“Applicable Law” shall mean applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement, including without limitation the Securities Act and the Exchange Act issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

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“Board” means the Board of Directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential Grantee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Company Relationship” means the contractual basis pursuant to which the Grantee provides services to the Company as a Consultant, Employee or Outside Director.

“Cause” shall mean and include but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between the Grantee and the Company, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Grantee’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Grantee’s negligence or willful misconduct in the performance of the Grantee’s duties or the Grantee’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Grantee against the Company; or (v) any acts, omissions or statements by a Participant which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company. and (ix) breach of the terms and conditions of the Consulting Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Consultant” shall mean a person who performs bona fide services for the Company, or a Parent or a Subsidiary of the Company as a consultant or advisor, excluding Employees and Outside Directors.

“Disability” shall mean that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

“Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Good Reason”

“Outside Directors” means a member of the Board of Directors who is not an Employee.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing), the OTCQX, OTCQB, and the OTC PINK.

“Trading Day” means a day on which the primary market or trading platform on which the Comon Stock then trades is open for trading.

1.2        Terms Defined in the Body of the Agreement. Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Agreement	Preamble
Common Stock	Subsection 2.1
Company	Preamble
Exercise Notice	Section 4.1

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Exercise Period	Subsection 2.3
Per Share Exercise Price	Section 3
Fair Market Value	Subsection 5.5.2
Grant Date	Preamble
Grantee	Preamble
Net Exercise	Subsection 5.3
Option Shares	Subsection 2.1
Qualifying Termination	Subsection 23.2
Restrictive Period	Subsection 11.10
Stock Option Expiration Date	Subsection 2.3
Grantee	Preamble
Tax Obligations	Subsection 10.2.2
Total Exercise Price	Subsection 4.2
Transfer	Subsection 10.5.3

1.3       Interpretative Provisions. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For all purposes of this Agreement: (i) all references in this Agreement to designated “Sections”, “Schedules”, “Exhibits,” if any, and other subdivisions are to the designated Sections, Schedules, Exhibits and other subdivisions of the body of this Agreement unless otherwise indicated; (ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (iii) “or” is not exclusive; (iv) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to”, respectively; (v) any definition of, or reference to, any law, agreement, instrument or other document herein will be construed as referring to such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and (v) any definition of, or reference to, any statute will be construed as referring also to any rules and regulations promulgated thereunder. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the Party or Parties or their personal representatives, successors and assigns may require. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

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2.    GRANT OF STOCK OPTIONS.

2.1       Subject to the terms and conditions provided in this Agreement, the Company has granted to the Grantee an option (the “Stock Option”), to purchase up to 500,000 shares (the “Option Shares”) of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), as of the Grant Date. The Stock Options are free standing stock options and therefore not granted under an equity plan, and are intended to be nonqualified stock options, and not incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The effectiveness of the Stock Option is subject to the Grantee’s acceptance of the terms and conditions of this Agreement, as reflected by is or her execution and delivery of this Agreement.

2.2       The exercise price per Option Share is $0.33 (the “Per Share Exercise Price”).

2.3       The date as of which the Stock Options shall expire (the “Stock Option Expiration Date”) at 5:00 p.m. eastern time, unless otherwise terminated earlier pursuant to the provisions of this Agreement is the five-year anniversary date of the Grant Date. The time period from the Grant Date through the Expiration Date shall be the “Exercise Period.”

2.4       The extent to which the Grantee’s rights and interest in the Stock Options becomes vested and non-forfeitable shall be determined in accordance with the provisions of Section 3 of this Agreement.

3.    VESTING. The vesting of the Grantee’s rights and interest in the Stock Option shall be determined in accordance with this Section 3.

3.1.    Subject to Subsection 2.3 of this Agreement, the Stock Option shall vest as follows:

3.1.1    50% Option Shares subject to the Stock Options shall vest on the Grant Date (to be adjusted for any stock splits during the Exercise Period); and

3.1.2    50% Option Shares subject to the Stock Options shall vest on the one-year anniversary of the Grant Date (to be adjusted for any stock splits during the Exercise Period).

3.2    Notwithstanding anything to the contrary in this Agreement or in any employment consulting or directors agreement between the Company and the Grantee, if prior to the one-year anniversary of the Grant Date upon the termination of the Grantee’s Company Relationship for any reason other than by (i) the Company without Cause, or (iii) the Grantee for Good Reason, then any unvested portion of the Stock Options shall immediately terminate and be null and void and no further vesting shall occur. provided, however, if the Grantee’s Company Relationship is terminated by (x) the Company without Cause, or (y) the Grantee for Good Reason (each event referred to as a “Qualifying Termination”), then the unvested portion of the Stock Options shall continue to be subject to vesting as set forth in Subsection 3.1 hereof.

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4.    EXERCISABILITY.

4.1       The vested portion of the Stock Option shall be exercisable in whole or in part in accordance with the vesting schedule set forth in Section  3 by written notice, substantially in the form of Exhibit A to this Agreement, which shall state the election to exercise the Stock Option, the number of Option Shares in respect of which the Stock Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such shares as may be required by the Company. Such written notice shall be signed by the Grantee and shall be delivered in person or by certified mail to the Secretary of the Company.

4.2       The written notice shall be accompanied by full payment for the Option Shares being acquired, calculated by multiplying the number of Option Shares being acquired by the Per Share Exercise Price (the “Total Exercise Price”). The Stock Option (or a portion thereof) shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Total Exercise Price and (b) arrangements that are satisfactory to the Board in its sole discretion have been made for Grantee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state tax withholding requirements. No Option Shares shall be issued pursuant to the Stock Options unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Company’s Common Stock then may be traded.

5.    METHOD OF PAYMENT. To the extent permitted by Applicable Law, Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee:

5.1        by cash or check, bank draft or money order payable to the Company;.

5.2       by cash or check, bank draft or money or other payment method pursuant to any broker assisted cashless exercise procedure which is acceptable to the Company; or

5.3       pursuant to a cashless “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that such shares used to pay the exercise price will not be exercisable thereafter; or

5.4         by tender of any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

5.5        For purposes of Subsection 5.3, if the Fair Market Value (as defined below) of an Option Share is greater than the Per Share Exercise Price thereof, then Grantee may deliver a written notice to the Company requesting a cashless exercise of any or all parts of the vested Options. The Company shall issue to Grantee a net number of Option Shares, rounded up to the nearest whole number, using the following cashless exercise formula pursuant to which the Grantee shall be entitled to receive a number of Option Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

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(A) = the Fair Market Value of one Option Share on the Trading Day immediately preceding the date of exercise.

(B) = the applicable Exercise Price of this Option, as adjusted hereunder; and

(X) = the number of Option Shares that would be issuable upon exercise of this Option in accordance with the terms thereof, if such exercise were by means of a cash exercise rather than a cashless exercise.

5.5.1       If the Option Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Option Shares being issued may be tacked on to the holding period of this Option. The Company agrees not to take any position contrary to this Subsection 5.5.1

5.5.2       For purposes of this Agreement, the “Fair Market Value”  means for any date, the value determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the closing price of the Common Stock for the day in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Common Stock is then listed or quoted for trading on the OTCQB or OTCQX the closing price of a share of Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable as reported by the OTC Markets Group, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock as reported by the OTC Markets Group, or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

6.       STOCK CERTIFICATES; LEGENDS AND THEIR REMOVAL.

6.1       The stock certificates (or book entry registration) for any Option Shares issuable to the Grantee upon exercise of the Stock Option shall be delivered to the Grantee (or to the person to whom the rights of the Grantee shall have passed by will or the laws of descent and distribution, or as otherwise permitted hereby) as promptly after the date of exercise as is feasible, but not before the Grantee has paid the Total Exercise Price.

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6.2        All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any Applicable Law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE SOLARWINDOW TECHNOLOGIES, INC. AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.3       If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Option Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Option Shares but without such legend. Any determination by the Company and its counsel in connection with any of the matters set forth in Section 6 shall be conclusive and binding on the Grantee and all other Persons.

6.4       If requested by the Company in connection with any exercise of the Stock Option, the Grantee shall also deliver this Agreement to the Company, which shall endorse hereon a notation of the exercise and, and if the Stock Option is exercised in part, shall return this Agreement to the Grantee.  The date of exercise of the Stock Option that is validly exercised shall be deemed to be the date on which there shall have been delivered to the Company the instruments and payments referred to in Sections 3, 4 and 5.  Grantee shall not be deemed to be a holder of any Option Shares pursuant to exercise of the Stock Option until the date of issuance of a stock certificate to Grantee for such shares following payment in full for the Option Shares purchased

7.    TERMINATION OF STOCK OPTION. Any vested and unexercised portion of the Stock Option shall automatically and without notice terminate and become null and void on the date of the earliest to occur of the following:

7.2.1        Immediately on the date on which the Grantee’s Company Relationship is terminated by the Company for Cause.

.7.2.2       Immediately on the date on which the Grantee’s Company Relationship is terminated by the Grantee without Good Reason if such termination occurs at any time prior to the three-year anniversary of the Grant Date.

72.3       Six months following the date on which the Grantee’s Company Relationship is terminated by the Grantee without Good Reason if such termination occurs at any time after the three-year anniversary of the Grant Date but in no event shall the vested portion of the Grantee’s Stock Option be exercisable after the Stock Option Expiration Date.

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7.2.4        Eighteen months after the date on which the Grantee’s Company Relationship is terminated on account of Disability (as determined by a medical doctor satisfactory to the Committee) or death of the Grante, but in no event shall the vested portion of the Grantee’s Stock Option be exercisable after the Stock Option Expiration Date.

7.2.5        Eighteen months after the date on which the Grantee’s Company Relationship is terminated due to a Qualifying Termination, but in no event shall the vested portion of the Grantee’s Stock Option be exercisable after the Stock Option Expiration Date,

7.2.6       Immediately upon the date of a breach of the provisions of Section 8 of this Agreement.

7.2.6       The Stock Option Expiration Date.

8.    TRANSFERABILITY. The Stock Options granted hereby are not transferable otherwise than by will or under the Applicable Laws of descent and distribution, and during the lifetime of the Grantee the Stock Options shall be exercisable only by the Grantee, or the Grantee’s guardian or legal representative. In addition, the Stock Options shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Stock Options shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Stock Options, or in the event of any levy upon the Stock Options by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms and conditions of f this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee

9.       ADJUSTMENTS.

9.1       Adjustments Generally. The Board may make or provide for such adjustments in the number of Option Shares covered by this Stock Option, in the Option Price applicable to such Stock Option, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the Grantee's rights that otherwise would result from a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or c) any other corporate transaction or event having an effect similar to any of the foregoing; provided however, that no such adjustment in the number of Option Shares will be made unless such adjustment would change by more than 5% the number of Option Shares issuable upon exercise of this Stock Option; provided, further, however, that any adjustment which by reason of this Section 9 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for this Stock Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Stock Option. The determination of the Board or Committee as to any adjustment shall be conclusive and final.

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9.2       Notice of Adjustments. Upon any adjustment in accordance with this Section 7, the Company shall give notice thereof to the Grantee, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Option, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Grantee, furnish or cause to be furnished to such Grantee a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Stock Option

10.        REPRESENTATIONS AND ACKNOWLEDGEMENTS OF THE GRANTEE. The Grantee acknowledges, agrees and represents that:

10.1       Non-Statutory Option. The Stock Option is intended to be a Non-statutory Option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

10.2        Tax Consequences.

10.2.1       The Company does not have a duty to design or administer this option or its other compensation programs in a manner that minimizes the Grantee’s tax liabilities. The Grantee shall not make any claim against the Company, or its Board, officers or employees related to tax liabilities arising from this option or the Grantee’s other compensation. In particular, the Grantee acknowledges that the Stock Option is exempt from Section 409A of the Code only if the Per Share Exercise Price is at least equal to the Fair Market Value per Share on the Date of Grant. Since Shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Board or by an independent valuation firm retained by the Company. The Grantee acknowledges that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Grantee shall not make any claim against the Company or its Board, officers or employees if the Internal Revenue Service asserts that the valuation was too low.

10.2.2       Taxation upon Exercise of Option. Upon exercise of these Options, the Grantee may recognize income for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Option Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Option Shares by the Grantee shall constitute an agreement by the Grantee to report and pay any associated Tax Obligation on such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. If the Grantee is an Grantee or a former Grantee exercising an option after termination of his employment withholding for federal or state income and employment tax purposes will be made, if and as required by law, from the Grantee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding Tax Obligation, the Company may require the Grantee to make a cash payment to cover such Tax Obligation as a condition of the exercise of the Option. For purposes of this Agreement, “Tax Obligations” means any tax liability obligations and requirements arising under U.S. federal, state, local and non-U.S. tax laws applicable in the Grantee’s Tax Residency, in connection with the grant of the Option to and the exercise of the Stock Option by the Grantee, including, without limitation, all federal, state, and local taxes.

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10.2.3       No Claims Against the Company. As a condition to accepting the Stock Option, the Grantee hereby agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to the Tax Obligations.

10.3       Economic Risk. The Grantee acknowledges and understands that an investment through the exercise of the Stock Option involves a high degree of risk, and the Grantee has the financial ability to bear the economic risk of such an investment, including a complete loss of such an investment.  The Grantee has adequate means for providing for the Grantee’s current financial needs and has no need for liquidity with respect to this investment. The Grantee has such knowledge and experience in financial and business matters that the Grantee can evaluate the merits and risks of an investment in the Stock Option and in protecting the Grantee’s own interest in connection with this transaction.

10.4       Knowledge and Experience. The Grantee has such knowledge and experience in financial and business matters that he can evaluate the merits and risks of an investment in Option Shares and in protecting the Grantee’s own interest in connection with this transaction.

10.5       Securities Matters.

10.5.1 Investment Intent at Exercise In the event that the sale of Option Shares subject to this option is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Grantee shall represent and agree at the time of exercise that the Option Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

10.5.2       Restricted Shares. The Grantee understands that the Option Shares have not been registered under the Securities Act or qualified or registered under the laws of any state or under the laws of any foreign country or province and, accordingly, upon issue the option Shares will be deemed “restricted shares” upon exercise of the Stock Option and as restricted shares any certificate evidencing the issued Option Shares will have a legend imprinted thereon substantial in the form set forth in Subsection 5.1.

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10.5.3       Transfer Restrictions. The Grantee agrees not to transfer or encumber (“Transfer”) any of the Option Shares exempt pursuant to an effective registration statement under the Securities Act or an exemption from registration.  As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if, in the reasonable opinion of counsel to the Company, any Transfer of the Option Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

10.6        Opportunity to Ask Questions. The Grantee has had the opportunity to ask questions of, and to receive answers from, appropriate officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition, and results of operations of the Company.  The Grantee has had access to such financial and other information as is necessary for the Grantee to make a fully informed decision as to investment in the Company and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Grantee has had access.

10.7        Acknowledgement of Tax Obligations. The Grantee understands and agrees that the issuance of the Option Shares to the Grantee may generate Tax Obligations that are the sole responsibility of the Grantee.

10.8       No Company Representations.  The Grantee acknowledges that neither the Company nor any Person acting on its behalf has made any representations or promises regarding the duration of the Consulting Relationship, the exercisability of the Stock Option, the value of the Company's stock or of this Stock Option, or the Company's prospects; or provided any advice regarding potential tax consequences to the Stock Option.

11.        MISCELLANEOUS.

11.1       Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Grantee and the Grantee’s heirs, legatees, legal representatives, executors, administrators, successors, and assigns. Subject to the provisions of Section 7 herein, the rights and obligations of the Grantee under this Agreement may be assigned only with the prior written consent of the Company.

11.2       Severability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision and this Agreement shall be enforceable as so modified.

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11.3       Execution of Additional Documents. As a condition to accepting Option, the Grantee agrees to execute any additional documents or instruments necessary or desirable, as determined in the Board’s sole discretion, to carry out the purposes or intent of the Agreement or facilitate compliance with securities and/or other regulatory requirements, in each case at the Board’s request.

11.4       No Rights as Stockholder.  Nothing contained herein shall entitle the Grantee or Grantee’s representative to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose, nor shall anything contained herein be construed to confer upon the Grantee Grantee’s representative, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company as to any Option Shares until the rights under the Stock Option to acquire Option Shares shall have been duly exercised and such Option Shares purchase upon exercise of the rights hereunder shall have been fully paid for and delivered as provided herein.

11.5       No Guarantee of Continued Service. Nothing in this Agreement shall confer upon the Grantee the right to continue Grantee’s Company Relationship or affect any right which the Company may have to terminate the Grantee’s Company Relationship regardless of the effect of such termination of Grantee’s Company Relationship on the rights of the Grantee under this Agreement. If the Grantee’s Company Relationship is terminated for any reason whatsoever (and whether lawful or otherwise), the Grantee shall not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of his or her rights or benefits (actual or prospective) under this Agreement or any equity award. The rights and obligations of the Grantee under the terms of Grantee’s Company Relationship will not be affected by his participation in this Agreement, and this Agreement does not form part of any contract of employment, consultation or directorship between the Grantee and the Company or any Subsidiary. The granting of awards is entirely at the discretion of the Board, and the Grantee shall not in any circumstances have any right to be granted an award.

11.6       Amendment and Modifications. This Agreement constitutes the entire understanding of the parties on the subjects covered. Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Code Section 409A or otherwise to avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Option.

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11.7        Waiver. Failure to enforce any of the provisions of this Agreement will not constitute a waiver. No waiver under this Agreement shall be effective unless in writing signed by the waiving Party.

11.8       Electronic Delivery of Documents. The Grantee agrees to accept by email all documents relating to the Company, this Option, and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the SEC). The Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Grantee by email of their availability. The Grantee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until this option expires or until the Grantee gives the Company written notice that it should deliver paper documents.

11.9        No Notice of Expiration Date. The Company and its officers, employees, attorneys and agents do not have any obligation to notify him or her prior to the termination or expiration of the Stock Option pursuant to Section 6, regardless of whether this option will expire at the end of its full term or on an earlier date related to the termination of the Grantee’s Service. The Grantee further agrees that he or she has the sole responsibility for monitoring the expiration of the Stock Option and for exercising the Stock Option, if at all, before it expires.

11.10       Stand-off Agreement. Recipient agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Recipient shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Option Shares (other than Option Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period (the “ Restrictive Period”) as may be specified by the Company or such underwriter or managing underwriter; provided, however, that the Restrictive Period shall not exceed one year following the effective date of registration of such offering.

1.11       Entire Agreement. This Agreement constitute the entire contract between the parties hereto regarding the subject matter hereof. It supersedes any other agreements, representations, or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

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11.12       Registration. The Company may but has no obligation to register the Option Shares for resale in accordance with the Securities Act.

11.13 Additional Acknowledgements. By their signatures below (including electronic signatures), the Grantee and the Company agree that the Stock Option is granted under and governed by the terms and conditions of this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

11.14       Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be in writing and addressed to the recipient at the address set forth on the signature page to this Agreements by: (i) nationally recognized private courier (ii) facsimile or email directed at each signatory’s facsimile number or email address as set forth in its signature block below, or (iii) mail (return receipt requested), properly addressed and stamped with the required postage, to the other Party at the address identified in its signature block to this Agreement. Any Party may from time to time change its facsimile number, email, or address by giving the other Parties notice of the change in accordance with this Subsection. Notices sent in accordance with this Subsection shall be deemed effectively given: (a) when received, if delivered by hand or (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

11.15 Language Consent. The parties to this Agreement acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

10.16       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

10.17       Entire Agreement. The Notice of Grant this Agreement constitutes the entire contract between the parties hereto regarding the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

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10.18       Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nevada without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Nevada.

[SIGNATURE PAGE FOLLOWS]

[BALANCE OF THE PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates set forth below to be effective as of the as of Grant Date.

THE COMPANY:

SolaarWindow Technologies, Inc.

By:		Date:
Name:	Justin Frere
Title:	Interim Chief Financial Officer and Secretary

Address:	SolarWindow Technologies, Inc.
9375 E. Shea Blvd.
Suite 107-B
Scottsdale, Arizona 85260
Attention: Justin Frere, Chief Financial Officer
Email: justin@solarwindow.com

THE GRANTEE:

By accepting (whether in writing, electronically or otherwise) the Stock Option, the Grantee agrees to be bound by the terms of this Agreement. The Grantee has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board regarding any questions arising under the Agreement.

Date:
Name of Grantee: Amit Singh

Address for Delivery:

Email:

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Form of Notice of Exercise of Non-statutory Option

Dated: __________________________, 20___________

SolarWindow Technologies, Inc.

9375 E. Shea Blvd.

Suite 107-B

Scottsdale, Arizona 85260

Attention: Justin Frere, Chief Financial Officer

Email: justin@solarwindow.com

Dear Sir or Madam:

I.       This letter constitutes an unconditional and irrevocable notice that the undersigned, the holder of the enclosed Option Agreement (“Optionee”) dated as of ▲(the “Option Agreement”), hereby exercises [all] [a portion] of the Option(s) granted to me by SolarWindow Technologies, Inc., a Nevada corporation (the “Company”) on ▲(“date of grant”), effective as of February 6, 2024 (“effective date”), to purchase:

_____________________	Option Shares at a Per Option Share of $▲

II.       .The Total Purchase Price is $▲.

III.       The Total Purchase Price is being tendered as follows (check as appropriate):

	FORM OF CONSIDERATION	OPTION AGREEMENT SECTION	AMOUNT
[ ]	By cash or check, bank draft or money order payable to the Company	Subsection 5.1	$▲

[ ]	Pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds	Subsection 5.2	$▲

[ ]	Pursuant to a “net exercise” arrangement.	Subsection 5.2.3	$▲

[ ]	Such other form of consideration that may be acceptable to the Board and permissible under Applicable Law and approved in writing by the Board prior to the date of exercise.	Subsection 5.2.4	$▲

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III.        The undersigned understands that if payment for the Option Shares is being made pursuant to Subsection 5.3 of Option Agreement the Company shall issue to Optionee a net number of Option Shares, rounded up to the nearest whole number, using the following cashless exercise formula a number of Option Shares computed using the following formula:

[(A-B) (X)] divided by (A), where:

(A) = the Fair Market Value of one Option Share on the Trading Day immediately preceding the date of exercise.

(B) = the applicable Exercise Price of the Stock Option, as adjusted hereunder; and

(X) = the number of Option Shares that would be issuable upon exercise of the Stock Option in accordance with the terms thereof, if such exercise were by means of a cash exercise rather than a cashless exercise

The undersigned understands and acknowledges that his or her calculation is subject to confirmation by the Company.

IV.       Capitalized terms used in this Notice of Exercise and Investment Representation letter, including but not limited to the terms “Applicable Law” and “Fair Market Value,” shall have the meaning assigned to such terms in the Option Agreement.

V.        These Shares should be delivered as follows:

[ ] Book Entry

[ ] Paper Certificates, delivered as follows:

Name:*

Address:

Social Security or TIN:

* Name of Grantee or legal representative.

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I represent and warrant to the Company that I will not dispose of such Shares in any manner that would involve a violation of Applicable Laws. By this exercise, I agree (i) to provide such additional documents as you may require to comply with Applicable Laws, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the Stock Option.

THE GRANTEE: _________________________________________________

_________________________________________________
Name:
_________________________________________________
Email:
_________________________________________________
Phone:
__________________________________________________
Date: